UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (561) 835-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 42.5 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13c-4© under the Exchange Act

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosures will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes [  ] No [X]

ITEM 8.01	Results of Operations and Financial Condition

(a)
On June 28, 2007, the Company received a letter from one of its shareholders, Seth Tobias, requesting representation on the Company's Board of Directors.  Text of the letter dated June 28, 2007 is furnished as Exhibit 99.1 to this current report.

(b)
On June 29, 2007, the Company issued a press release with its response.  Text of the press release dated June 29, 2007, titled "QSGI Responds to Tobias Bros., Inc. Request for Board Representation" is furnished as Exhibit 99.2 to this current report.

ITEM 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a. Text of the letter issued by Seth Tobias dated June 28, 2007, requesting representation on the Company's Board of Directors.
Exhibit 99.2	a. Text of the press release issued by the Company dated June 29, 2007, titled "QSGI Responds to Tobias Bros., Inc. Request for Board Representation."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: July 3, 2007	By: /S/ Edward L. Cummings
Edward L. Cummings
Chief Financial Officer and Treasurer